Exhibit 10.2

OWENS & MINOR, INC.

OUTSIDE DIRECTORS’ COMPENSATION

Effective April 28, 2005

	Current	Revised Effective 4/28/05
Annual Retainer (Cash)	$15,000	$15,000
Annual Retainer (Stock)	$15,000	$15,000
Lead Director	$10,000	$10,000
Audit Committee Chair	$5,000	$5,000
Other Committee Chair	$4,000	$4,000
Board Meeting	$1,200	$1,500
Audit Committee Meeting	$1,500	$1,500
Other Committee Meetings	$1,200	$1,200
Telephone attendance at any meeting	$800	$800
Audit Committee Telephone Conference Meeting (when called as such)	$1,000	$1,200	*
Other Committee Telephone Conference Meeting (when called as such)	$800	$800
Board Retreat	$1,800	$1,800
Non-Qualified Stock Options 10-year, immediately exercisable	5,000 shares	5,000 shares

*	Change from 2003 schedule; also deleted were differentials on committee meetings held same day as Board. ALL committee meetings when attended in person, except Audit, will be $1,200 regardless of whether they are held on the same day as a board meeting.

Directors must attend Board Meetings and Committee meetings to receive compensation.

Annual Retainer and Committee Chair fees paid in full after elections on the day of the annual meeting, or May 15, whichever comes first.

$15,000 paid in shares of company common stock, valued at the average price on the day of the annual meeting, or May 15, whichever comes first.

Expenses for travel to and from meetings are reimbursable according to company travel policy.

NOTE: Directors may defer all or part of their board fees. Directors may also take compensation, either directly or deferred, in whole or in part, in company stock. The director’s stock option plan continues in place.